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                                                                    EXHIBIT 10.7

                         EMERGENCY MEDICAL SERVICES L.P.
                              EQUITY PURCHASE PLAN

1.    Purpose

            The purpose of the Emergency Medical Services L.P. Equity Purchase Plan (this "PLAN") is to provide for the sale by Emergency Medical Services L.P., a Delaware limited partnership (the "COMPANY"), of 860,000 Class B units representing limited partnership interests in the Company (the "UNITS") in order to: (a) provide incentives to those key employees of the Company and its subsidiaries and affiliated physicians whose performance will contribute to the long-term success and growth of the Company and its subsidiaries; (b) strengthen the ability of the Company and its subsidiaries to attract and retain employees and affiliated physicians of high competence; (c) increase the identity of interests of such employees and affiliated physicians with those of the Company's equityholders; and (d) help build loyalty to the Company through recognition and the opportunity for equity ownership.

2.    Eligibility for Participation

            Key employees of the Company or any subsidiary of the Company, and affiliated physicians of the Company and its subsidiaries, designated by the board of directors of the general partner of Company (the "BOARD") shall be eligible to participate in this Plan (the "PARTICIPANTS").

3.    Sale of Units; Plan Administration

            The Company shall have the right to sell Units to the Participants, at any time from and after the effective date set forth in Section 4. This Plan shall be administered by the Board, which may delegate this or any other authority granted to it hereunder to a committee consisting of one or more members of the Board (the "COMMITTEE"). Any references herein to the "Board" shall be deemed to refer to either the Board or the Committee if the Board has delegated administrative authority to the Committee.

            The Board shall have the authority to determine: (a) the Participants to whom Units shall be sold under this Plan; (b) the price and number of Units that shall be sold to each Participant selected; and (c) any other matters arising under this Plan. The Board may delegate the authority to designate Participants to the Chief Executive Officer of the Company (or the general partner of the Company). The Board shall have full power and authority to administer and interpret this Plan and to adopt or amend such rules, regulations, agreements, and instruments for implementing this Plan and for conduct of its affairs as it deems necessary or advisable. The Board's interpretations of this Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in this Plan.

            Each Participant who purchases Units will be required to enter into a subscription agreement in the form approved from time to time by the Board.

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            The aggregate number of Units to be sold to Participants under this
Plan will be determined by the Board.

4.    Effective Date and Term

            This Plan shall be effective as of February 10, 2005 and shall continue in effect thereafter until terminated or suspended by the Board.

5.    Equityholders Agreement

            Each Participant who purchases Units shall be required to become a party to the Equityholders Agreement, dated as of February 10, 2005, between the Company and Onex Partners LP and the other equityholders who become party thereto.

6.    Agreement of Limited Partnership

            Each Participant who purchases Units shall be required to enter into the Company's Agreement of Limited Partnership.

7.    Amendment and Termination

            The Board may at any time and from time to time terminate, modify or amend this Plan in any respect.

8.    Requirements for Issuance of Units

            No Units shall be issued or transferred hereunder unless and until all legal requirements applicable to the issuance or transfer of such Units have been complied with to the satisfaction of the Board. The Board shall have the right to condition any award or the issuance of Units made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his subsequent disposition of Units as the Board, the Chairman, the President or the General Counsel of the Company (or of the general partner of the Company) shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, or any securities exchange or other market on which the Units are quoted, and any certificates representing such Units may be legended to reflect any such restrictions.

9.    Payment of Taxes; Withholding

            If a Participant recognizes ordinary compensation income for income tax purposes as a result of a purchase of Units under this Plan: (a) such Participant must pay or make arrangements satisfactory to the Company regarding the payment of federal, state or local taxes of any kind required to be withheld with respect to such amount no later than the date as to which such amounts must be withheld; and (b) the Company and any subsidiary (including, without limitation, such Participant's employer) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due and payable to such Participant. For this purpose, the Company may withhold Units purchased with a value (as determined by the Board in good faith) equal to the aggregate amount of federal, state and local taxes of any kind required by law to be so withheld.


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10.      No Rights to Continued Employment

            Neither this Plan nor the ownership of Units purchased under this Plan will confer on any person any right with respect to continuation of employment by the Company, any of its subsidiaries or any affiliated physician group.

11.   Governing Law

            This Plan shall be governed by Delaware law.

12.   Headings

            Section headings are for reference only and shall not affect the interpretation of this Plan.

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